CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 80 to File No. 333-151713; Amendment No. 83 to File No. 811-22209) of Global X Junior Miners ETF (formerly known as Global X S&P/TSX Venture Canada 30 ETF) of our report dated December 22, 2011, included in the 2011 Annual Reports to shareholders.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania

September 5, 2012